UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

JULY 31, 2006
Date of Report (date of Earliest Event Reported)

ELINEAR, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27418	76-0478045

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2901 WEST SAM HOUSTON PARKWAY NORTH, SUITE E-300
HOUSTON, TEXAS 77043
(Address of principal executive offices and zip code)

(713) 896-0500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2006, eLinear, Inc. (“Company”) issued a press release announcing that because (a) its shareholders' equity was less than $2,000,000 and it incurred losses from continuing operations and/or net losses in two out of its three most recent fiscal years, and (b) its shareholders' equity was less than $4,000,000 and it incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years the American Stock Exchange had notified it in a letter, dated July 31, 2006, that it did not meet its continued listing standards as set forth in Section 1003(a)(i)-(ii) of the AMEX Company Guide. To maintain its listing, the Company must submit a plan by August 31, 2006 advising the exchange of action it has taken or will take, that would bring the registrant into compliance with the continued listing standards within a maximum of 10 months of receipt of the letter. The Company intends to submit a plan to the exchange in a timely manner.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statement and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99	Press release dated August 4, 2006

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINEAR, INC

Date: August 4, 2006	By:	/s/ Phillip Michael Hardy
	Title:	President and Chief Financial Officer